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                                                                     Exhibit 4.6

                           APEX SILVER MINES LIMITED

NUMBER                                                                    SHARES
------                                                                    ------

          INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES LAW
                   (AS AMENDED OR REVISED FROM TIME TO TIME)



          THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US $750,000 DIVIDED INTO 75,000,000 SHARES OF A NOMINAL OR PAR VALUE OF US $0.01 EACH



This Certifies that ___________________________________________________________
of _____________________________________________________________________ is the
registered holder of  [  ] Preference                              Shares fully
                     --------------------------------------------
paid and non-assessable, subject to the Memorandum and the Articles of Association of the Company, and transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.



                                      Given under the Common Seal of the Company

                                      this _______________ day of _________ 19__

The Common Seal of the Company          was hereunto affixed in the presence of


                                    [SEAL]
___________________________                        ___________________________
        SECRETARY                                             DIRECTOR